Calculation of Filing Fee Tables
S-3
SOUTHERN CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	2025 Series A Equity Units	457(r)			$ 2,000,000,000.00	0.0001381	$ 276,200.00
Fees to be Paid	2	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	3	Debt	Series 2025B Remarketable Senior Notes due December 15, 2030	457(r)				0.0001381
Fees to be Paid	4	Debt	Series 2025C Remarketable Senior Notes due December 15, 2033	457(r)				0.0001381
Fees to be Paid	5	Equity	Common Stock, par value $5 per share	457(r)			$ 2,000,000,000.00	0.0001381	$ 276,200.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,000,000,000.00		$ 552,400.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 552,400.00
Offering Note
[1]	This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in The Southern Company's Registration Statement on Form S-3 (File No. 333-277138) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. Represents an aggregate amount of $2,000,000,000 of the 2025 Series A Equity Units offered hereby and an aggregate amount of $2,000,000,000 of the Common Stock for which consideration will be received upon settlement of the Stock Purchase Contracts. Each 2025 Series A Equity Unit will consist of (i) a Stock Purchase Contract, (ii) initially a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Series 2025B Remarketable Senior Notes due December 15, 2030 and (iii) initially a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Series 2025C Remarketable Senior Notes due December 15, 2033.

[2]	See above.

[3]	See above.

[4]	See above.

[5]	See above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $4,000,000,000.00. The prospectus is a final prospectus for the related offering.